UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

METHES ENERGIES INTERNATIONAL LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMENDMENT NO. 1
to the
PROXY STATEMENT
for the
2014 ANNUAL MEETING OF STOCKHOLDERS
of
METHES ENERGIES INTERNATIONAL LTD

Explanatory Note

This Amendment No. 1 to the  proxy statement dated September 18, 2014 (the "Proxy Statement") for the Annual Meeting of Stockholders of Methes Energies International Ltd (the “Company”), provides new information as to the number of votes available to the holders of the Company’s outstanding shares of Series A-1 and A-2 convertible preferred stock and the total number of votes which may be cast at the meeting.  There are no other changes to Proxy Statement.

The sixth paragraph on page 1 of the Proxy Statement entitled “STOCKHOLDER’S VOTING RIGHTS” is hereby amended to read as follows:

Only holders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponements thereof.  On the Record Date there were 11,460,431 outstanding shares of our common stock, par value $0.001 per share (“Common Stock”), 21,008 outstanding shares of our Series A-1 Convertible Preferred Stock, par value $0.001 per share (“Series A-1 Preferred”) and 90,814 outstanding shares of our Series A-2 Convertible Preferred Stock, par value $0.001 per share (“Series A-2 Preferred”).  As of the Record Date, each share of Common Stock is entitled to one vote, each share of Series A-1 Preferred to 1.1 votes and each share of Series A-2 Preferred to 1.08 votes.  In the aggregate, the holders of all classes, voting as a single class, may cast 11,582,102 votes at the Meeting.

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Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to Be Held on Tuesday, October 28, 2014:

The proxy materials for the Annual Meeting, including this Amendment No. 1, the Annual Report and the Proxy Statement are available at https://www.iproxydirect.com/MEIL.

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